EXHIBIT 4.36

FOURTH AMENDMENT TO

LOAN AGREEMENT

among

BANK OF AMERICA, N.A.,

as “Administrative Agent”

and

SUNTRUST BANK,

as “Documentation Agent”

and

BANK OF AMERICA, N.A.,

U.S. BANK NATIONAL ASSOCIATION,

SUNTRUST BANK,

REGIONS BANK,

as “Lenders”

and

USA TRUCK, INC.

as “Borrower”

Dated as of January 31, 2004

FOURTH AMENDMENT TO

LOAN AGREEMENT

This Fourth Amendment to Loan Agreement (“Fourth Amendment”) is executed as of January 31, 2004 (the “Fourth Amendment Date”), by and among USA Truck, Inc., a Delaware corporation (“Borrower”), and Bank of America, N.A. (“BofA”), as “Administrative Agent”.

RECITALS

WHEREAS, Borrower, Administrative Agent, Documentation Agent, Issuer and Lenders are parties to a Loan Agreement dated April 28, 2000, as amended by that certain First Amendment to Loan Agreement dated March 30, 2001, as further amended by that certain Second Amendment to Loan Agreement dated June 17, 2003, and as further amended by that certain Third Amendment to Loan Agreement dated December 30, 2003 (“Loan Agreement”), pursuant to which Lenders have extended a revolving credit facility in the principal amount of $75,000,000.00 to Borrower (“Loan”); and

WHEREAS, pursuant to Section 20 of the Third Amendment, Borrower’s wholly owned subsidiary International Freight Services, Inc., a Delaware corporation (“IFS”), has executed an Irrevocable, Unconditional and Continuing Guaranty Agreement of even date herewith (“Guaranty”) guaranteeing repayment of the Loan; and

WHEREAS, in consideration of the Guaranty, the parties have agreed to amend the Loan Agreement to allow additional investment in IFS by Borrower.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Glossary of Definitions in Section 2.1 and Exhibit 2.1 of the Loan Agreement.

2. Section 15.1.5 of the Loan Agreement is hereby deleted and replaced in its entirety by the following:

“15.1.5 Any Investment in International Freight Services, Inc. (“IFS”), a Delaware corporation, and wholly owned subsidiary of Borrower.”

3. Conditions Precedent. Administrative Agent’s obligation to enter into this Fourth Amendment and Lenders’ obligation to be bound by this Fourth Amendment shall be subject to the following conditions precedent:

(a) Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) as of the Fourth Amendment Date, in form and substance satisfactory to Lenders:

(1) Officer’s Certificate. A certificate, substantially in the form of Exhibit ”10.2” hereto, signed by an officer of Borrower, stating that (to his or her best knowledge and belief after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in the Loan Agreement are true and correct as of the Fourth Amendment Date; and (ii) no event has occurred and is continuing, or would result from an Advance which constitutes an Extant Default or cause an Extant Default to occur.

(2) Incumbency Certificate. A signed certificate, substantially in the form of Exhibit ”10.3” hereto, of the Secretary or Assistant Secretary of Borrower which shall certify the names of the officers of

Borrower authorized to sign each of the Loan Documents and the other documents or certificates to be delivered by Borrower pursuant to the Fourth Amendment and other Loan Documents, together with the true signatures of each of such officers. Administrative Agent and Lenders may conclusively rely on such certificates until Administrative Agent and Lenders shall receive a further certificate of the Secretary or Assistant Secretary of Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

(3) Resolutions of Borrower. Resolutions, substantially in the form of Exhibit “10.4” hereto, of the Board of Directors of Borrower approving the execution, delivery and performance of the Fourth Amendment, the Amended Security Agreement and the other Loan Documents executed by Borrower and authorizing the consummation of the transactions contemplated herein and therein, duly adopted by the Board of Directors and accompanied by a certificate of the Secretary or Assistant Secretary of Borrower stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect on the Fourth Amendment Date.

(4) Additional Information and Documents. Such other information and documents as may reasonably be requested by Lenders, Issuer, Administrative Agent or their counsel;

(b) The representations and warranties contained herein and in all the other Loan Documents shall be true and correct as of the Fourth Amendment Date as if made on the Fourth Amendment Date;

(c) No Extant Default shall exist;

(d) All proceedings taken in connection with the transactions contemplated by this Fourth Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lenders, Administrative Agent, Issuer and their counsel.

4. Reaffirmation. Except to the extent the provisions of the Loan Documents are specifically amended, modified or superseded by this Fourth Amendment, the representations, warranties and affirmative and negative terms, conditions, agreements, obligations and covenants of Borrower contained in the Loan Documents shall remain in full force and effect without any modification whatsoever and shall continue to apply to the Loan and other obligations of Borrower under the Loan Agreement, the Notes and other Loan Documents. Borrower hereby restates and reaffirms each and every term and provision of the Loan Documents, including but not limited to all representations, warranties and affirmative and negative covenants.

5. Attorneys Fees. Borrower agrees to pay all attorneys fees and other costs incurred by Administrative Agent or Lenders in connection with the preparation of this Fourth Amendment and all other matters related to or subject to the provisions of this Fourth Amendment.

6. Further Acts. In addition to the acts and deeds stated herein and contemplated to be performed, executed and delivered by the respective parties herein, each of the parties hereto agrees to perform, execute and deliver, or cause to be performed, executed and delivered, any and all such further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated herein.

7. Miscellaneous.

(a) Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Fourth Amendment without the prior written consent of Administrative Agent and Required Lenders. With respect to Borrower’s successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower. Each Lender may, in a manner satisfactory to Administrative Agent and Borrower, assign its rights and delegate its obligations under the Loan Documents. For this purpose, such Lender may disclose to a potential or actual assignee any information supplied to such Lender by or on behalf of Borrower.

(b) Severability. Any provision of this Fourth Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

(c) Counterparts. This Fourth Amendment may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Fourth Amendment to produce or account for more than one counterpart signed by the party to be charged.

(d) Governing Law; No Third Party Rights. This Fourth Amendment and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state. This Fourth Amendment is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Fourth Amendment.

(e) Captions. Section captions are for convenience only and shall not affect the interpretation or construction of this Fourth Amendment or the other Loan Documents.

(f) Counterpart Facsimile Execution. For purposes of this Fourth Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Fourth Amendment or any amendment or other document executed in compliance with this Section.

(g) Construction. Unless the context of this Fourth Amendment clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Fourth Amendment; (iii) references to one gender include all genders; (iv) “including” is not limiting; (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) the words “hereof”, “herein”, “hereby”, “hereunder” and similar terms in this Fourth Amendment refer to this Fourth Amendment as a whole, including its Exhibits and Appendices, and not to any particular provision of this Fourth Amendment; (vii) the word Section or section and Page or page refer to a section or page, respectively, and the word “Exhibit” refers to an Exhibit to this Fourth Amendment unless it expressly refers to something else; (viii) reference to any agreement (including this Fourth Amendment), document or instrument, including one defined herein, means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

(h) Negotiated Transaction. Borrower, Administrative Agent and each Lender represent each to the others that in the negotiation and drafting of this Fourth Amendment and the other Loan Documents they have been represented by and have relied upon the advice of counsel of their choice. Borrower and Administrative Agent affirm that their counsel have both had substantial roles in the drafting and negotiation of this Fourth Amendment and each Lender affirms that its counsel has participated in the drafting and negotiation of this Fourth Amendment; therefore, this Fourth Amendment will be deemed drafted by all of Borrower, Administrative Agent and Lenders, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Fourth Amendment.

(i) MANDATORY ARBITRATION ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS FOURTH AMENDMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE AMERICAN ARBITRATION ASSOCIATION AND THE “SPECIAL RULES” SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS FOURTH AMENDMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS FOURTH AMENDMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

(j) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN ST. LOUIS, MISSOURI AND ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION WHO WILL APPOINT THREE ARBITRATORS HAVING THE FOLLOWING QUALIFICATIONS: (i) ONE OF THE ARBITRATORS SHALL BE AN ATTORNEY LICENSED TO PRACTICE IN THE STATE OF MISSOURI WITH EXTENSIVE EXPERIENCE IN REPRESENTING BANKS IN LENDING TRANSACTIONS; (ii) THE OTHER TWO (2) ARBITRATORS SHALL HAVE EXTENSIVE EXPERIENCE AS A BANK LENDING OFFICER WHICH INCLUDES EXPERIENCE IN SYNDICATED LOAN TRANSACTIONS IN EXCESS OF $30,000,000 AND HAVE HELD AN OFFICER’S TITLE OF NOT LESS THAN SENIOR VICE PRESIDENT and (iii) EACH OF THE ARBITRATORS SHALL BE INDEPENDENT AND WITHOUT CONFLICT OF INTEREST, INCLUDING, BUT NOT LIMITED TO, HAVING NO FINANCIAL, CONSULTING OR OTHER CONTRACTUAL AGREEMENTS OR FINANCIAL INTEREST WITH OR IN ANY PARTY OR AN AFFILIATE OF ANY PARTY. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) CALENDAR DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATORS SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL SIXTY (60) CALENDAR DAYS.

(k) RESERVATION OF RIGHTS. NOTHING IN THIS FOURTH AMENDMENT OR ANY OTHER LOAN DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS FOURTH AMENDMENT OR ANY OTHER LOAN DOCUMENT; OR (II) BE A WAIVER BY ADMINISTRATIVE AGENT OR ANY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. ADMINISTRATIVE AGENT OR ANY LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON THE COLLATERAL, OR TAKE ANY OTHER ACTION WITH RESPECT TO THE COLLATERAL, BORROWER, ANY OTHER COVERED PERSON, ANY GUARANTOR OR ANY OTHER PERSON LIABLE FOR ALL OR ANY PORTION OF THE LOAN OBLIGATIONS OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS FOURTH AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS. AT THE OPTION OF ADMINISTRATIVE AGENT OR ANY LENDER, FORECLOSURE UNDER A DEED OF TRUST OR

MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES. NO PROVISION IN THIS FOURTH AMENDMENT OR IN ANY OTHER LOAN DOCUMENT REGARDING SUBMISSION TO JURISDICTION, CHOICE OF FORUM, WAIVER OF JURY TRIAL AND/OR VENUE IN ANY COURT IS INTENDED OR SHALL BE CONSTRUED TO BE IN DEROGATION OF THE PROVISIONS IN THIS FOURTH AMENDMENT OR ANY OTHER LOAN DOCUMENT FOR ARBITRATION OF ANY CONTROVERSY OR CLAIM.

(l) CHOICE OF FORUM. IF THIS FOURTH AMENDMENT IS FOUND NOT TO BE SUBJECT TO ARBITRATION, THEN: SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ADMINISTRATIVE AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS FOURTH AMENDMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) ADMINISTRATIVE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION ADMINISTRATIVE AGENT OR ANY LENDER DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(m) WAIVER OF JURY TRIAL. IF THIS FOURTH AMENDMENT IS FOUND NOT TO BE SUBJECT TO ARBITRATION, THEN: WITHOUT INTENDING TO ALTER OR LIMIT THE PROVISIONS OF SECTION 21.12, BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS FOURTH AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT OF THIS FOURTH AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS FOURTH AMENDMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(n) Incorporation By Reference. All of the terms of the other Loan Documents are incorporated in and made a part of this Fourth Amendment by this reference.

(o) Statutory Notice - Oral Commitments. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

(p) No Other Agreements. Except for this Fourth Amendment and the other Loan Documents, there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including any commitment letter, are merged into the Loan Documents and thereby extinguished.

IN WITNESS WHEREOF, we have executed this Fourth Amendment on the date and year above written.

BORROWER:

USA TRUCK, INC., a Delaware corporation

By:	/s/ Cliff Beckham

Name:	Cliff Beckham
Title:	CFO

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Jeffery T. White

Name:	Jeffery T. White
Title:	Assistant Vice President

EXHIBIT 10.2

OFFICER’S CERTIFICATE

The undersigned, the duly authorized Secretary/CFO of USA Truck, Inc., a Delaware corporation, referred to as “Borrower” in that certain Loan Agreement (the “Agreement”) dated April 28, 2000, as amended by the First Amendment to Loan Agreement dated March 30, 2001, as further amended by the Second Amendment to Loan Agreement dated June 17, 2003, as further amended by the Third Amendment to Loan Agreement dated December 30, 2003, and as further amended by the Fourth Amendment to Loan Agreement dated January 31, 2004 between Borrower, Bank of America, N.A. (“BofA”), as “Administrative Agent” and “Issuer”, and BofA and other lenders listed on Exhibit 3 to the Agreement, as “Lenders,” certifies to said Lenders in accordance with the terms and provisions of the Agreement, as follows:

1. All of the representations and warranties set forth in Section 12 of the Agreement and the other Loan Documents are and remain true and correct on and as of the date of this Certificate with the same effect as though such representations and warranties had been made on and as of this date.

2. As of the date hereof, the Borrower is in full compliance with all of the terms and provisions set forth in the Agreement and all of the instruments and documents executed in connection therewith, and no Event of Default, as specified in Section 17 of the Agreement, nor any event which, upon notice, lapse of time or both, would constitute an Event of Default, has occurred or is continuing.

3. That the Articles of Incorporation of Borrower have not been modified since May 13, 1994.

4. That the By-Laws of Borrower have not been modified since February 1, 2002.

DATED this 30th day of January, 2004.

USA TRUCK, INC.

By:	/s/ Clifton R. Beckham

Clifton R. Beckham,
Secretary/CFO

EXHIBIT 10.2

EXHIBIT 10.3

USA TRUCK, INC.

OFFICER’S CERTIFICATE OF INCUMBENCY

The undersigned hereby certifies individually and on behalf of USA Truck, Inc., a Delaware corporation (the “Company”), in connection with a syndicated revolving credit facility made available to the Company from Bank of America, N.A. (“BofA”), U.S. Bank National Association, SunTrust Bank, and Regions Bank (the “Lenders”) pursuant to the Loan Agreement between Lenders, BofA as Administrative Agent, and the Company dated April 28, 2000, as amended by the First Amendment to Loan Agreement dated March 30, 2001, as further amended by the Second Amendment to Loan Agreement dated June 17, 2003, as further amended by the Third Amendment to Loan Agreement dated December 30, 2003, and as further amended by the Fourth Amendment to Loan Agreement dated January 31, 2004 (the “Loan”), that I am the duly elected and qualified Secretary of the Company and that each of the persons named below is a duly elected or appointed and a duly qualified officer of the Company and has consistently held since before January 31, 2004, and now holds the respective office set forth after his or her name below, that the signature appearing opposite his or her name below is his or her genuine signature and that any of the named officers is authorized to execute and deliver any Loan Document, as defined in the aforesaid Loan Agreement or other instrument related to the Loan or do any other act required in connection therewith:

Name	Office	Signature

Robert M. Powell	Chairman and Chief Executive Officer	/s/ Robert M. Powell

Jerry D. Orler	President	/s/ Jerry D. Orler

Clifton R. Beckham	Secretary and Chief Financial Officer	/s/ Clifton R. Beckham

In witness whereof, I have hereunto set my hand on January 30th, 2004.

/s/ Clifton R. Beckham

Clifton R. Beckham
Secretary

Attest:

/s/ Jerry D. Orler

Jerry D. Orler
President

(Corporate Seal)

EXHIBIT 10.4

USA TRUCK, INC.

CERTIFICATE OF CORPORATE RESOLUTION

We, Jerry D. Orler and Clifton R. Beckham, the duly elected President and Secretary, respectively, of USA Truck, Inc. (the “Company”), a Delaware corporation, do hereby certify that the following resolutions were unanimously adopted by the Board of Directors of the Company at a regular/special meeting held on January 28th, 2004:

RESOLVED, that the Company has a Seventy-Five Million Dollar ($75,000,000.00) loan structured as a revolving credit loan (the “Loan”) from a syndicate of financial institutions consisting of Bank of America, N.A. (“BofA”), SunTrust Bank, U.S. Bank National Association, and Regions Bank (collectively, the “Lenders”), with BofA acting as the administrative agent for the Lenders (“Administrative Agent”) extended pursuant to a Loan Agreement dated April 28, 2000, as amended by the First Amendment to Loan Agreement dated March 30, 2001, as further amended by the Second Amendment to Loan Agreement dated June 17, 2003, as further amended by the Third Amendment to Loan Agreement dated December 30, 2003, and as further amended by the Fourth Amendment to Loan Agreement dated January 31, 2004 (“Agreement”) and has requested certain modifications to the Agreement and is authorized to pay to the Lenders or Administrative Agent, as the case may be, such fees and expenses as required to obtain the modifications to the Agreement requested by the Company and to execute the loan documents required to be executed by Administrative Agent or Lenders in connection therewith; and

RESOLVED, that the Company is authorized to enter into and execute a Fourth Amendment to Loan Agreement (the “Fourth Amendment”) with Administrative Agent, which amends the Loan Agreement, and in addition to the Loan Agreement, provides for and establishes the terms and conditions for the Loan and such other Loan Documents, as defined therein (the “Loan Documents”), required to be executed pursuant thereto; and Jerry D. Orler, the Company’s President, is hereby authorized to execute and deliver same on the Company’s behalf in such form as he deems to be necessary and advisable, in his sole and absolute discretion, with the advice of counsel to the Company, as conclusively evidenced by his execution and delivery thereof; and the Secretary or any other proper officer of the Company is authorized to attest thereto and affix the seal of the Company to such Fourth Amendment and other Loan Documents; and

RESOLVED, that Jerry D. Orler the Company’s President, and Clifton R. Beckham, the Company’s Secretary, or other proper officers of the Company, are authorized and directed to do or cause to be done any and all such further acts and things or to execute and deliver, and the President, Secretary or any other proper officer of the Company is authorized to affix the seal of the Company to, and attest thereto, any and all such documents, papers, and instruments as they deem to be necessary and advisable, with the advice of counsel to the Company, in order to carry into effect the purpose and intent of the foregoing resolutions and the Fourth Amendment.

We further certify that the above resolutions remain in full force and effect on January 31, 2004, have not been rescinded or modified and conform with the Articles of Incorporation and By-Laws of the Company.

/s/ Jerry D. Orler

Jerry D. Orler
President

/s/ Clifton R. Beckham

Clifton R. Beckham
Secretary

IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of the Company and affixed its corporate seal by order of the Board of Directors, as of January 30th, 2004.

/s/ Clifton R. Beckham

Clifton R. Beckham
Secretary

ATTEST:

/s/ Jerry D. Orler

Jerry D. Orler
President

(Corporate Seal)